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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS Agreement made and entered into on the 13th day of January, 1998, by and between THE PEACHTREE BANK, a bank organized under the laws of the State of Georgia (the "Bank"), and MONTY G. WATSON (hereinafter "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Bank believe that it is in the best interest of the Bank to arrange terms of employment for Executive so as to reasonably induce Executive to remain in his capacities with the Bank for the term hereof; and

         WHEREAS, Executive is willing to provide services to the Bank in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. For the Term of Employment, as hereinafter defined, the Bank agrees to employ Executive as its President and Chief Executive Officer and Executive agrees to accept such employment and to perform such duties and functions as the Board of Directors of the Bank may assign to Executive from time to time, but only administrative and managerial functions commensurate with Executive's past experience and performance level. Executive agrees to devote his full business time, attention. skill and efforts to the business of the Bank, and shall perform his duties in a trustworthy and businesslike manner, all for the purpose of advancing the interests of the Bank.

         2. TERM OF EMPLOYMENT. The "Term of Employment" referred to in Section 1 hereof and hereinafter shall be deemed to have commenced as of the date first above mentioned and shall continue for a period of three (3) years, unless sooner terminated pursuant to this Agreement. and shall include any extension of the period of employment in accordance with this paragraph . The period of employment shall automatically be extended without further action by the parties for an additional twelve (12) full calendar months, beginning on the third anniversary hereof, and on each succeeding anniversary thereafter, respectively, unless (i) either party shall have served written notice upon the other of its intention that this Agreement shall not be extended on or before 90 days prior to any such anniversary date, or (ii) the Executive's employment hereunder shall have been terminated pursuant to Section 4 hereof. Failure to renew this Agreement by the Bank if followed by the subsequent voluntary termination of employment hereunder by the Executive prior to the end of the Term of Employment shall be deemed a termination "without cause" under Section 4.3 below, effective as of the date of the written notice of nonrenewal by the Bank for purposes of the twelve (12) months severance compensation under Section 4.3 provided that the severance compensation shall be reduced by any Base Salary paid after the written notice of nonrenewal.
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         3.       COMPENSATION.

                  3.1 Base Salary. During the Term of Employment, Executive shall be paid an annual base salary (hereinafter "Base Salary") of $125,000. 00 which shall be paid in equal installments in accordance with the Bank's normal pay practices, but not less frequently than monthly. Executive's salary shall be reviewed by the Board of Directors of Bank annually, and Executive shall be entitled to receive annually an increase (but in no event a decrease) in such amount, if any, as may be determined by the Board of Directors of the Bank.

                  3.2 Management Incentives and Discretionary Bonuses. During the Term of Employment, the Executive shall be entitled, in an equitable manner based on the terms of any bonus and incentive plans that have been approved, or may from time to time be approved, by the Board of Directors, with all other key management personnel of the Bank, to such incentives and discretionary bonuses as may be authorized declared and paid by the Board of Directors to the Bank's key management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to such incentives and discretionary bonuses when and as declared by the Board.

                  3.3 Additional Benefits. During the Term of Employment, Executive shall be provided with such employee benefits and benefit levels, including health, life and disability insurance, the exclusive use of an automobile and a club membership. etc. as may be provided by the Board of Directors of the Bank. These benefits shall be provided and maintained at a level of not less than that in effect at the time this Agreement is executed.

         Throughout the Term of Employment, Executive shall also be entitled to reimbursement for reasonable business expenses incurred by him in the performance of his duties hereunder, as approved from time to time by the Board of Directors of the Bank.

         4.       TERMINATION.

                  4.1 Death or Disability. This Agreement may be terminated before the expiration of the Term of Employment upon the occurrence of any one of the following events:

                           (a)      Upon  Executive's death, this Agreement
shall terminate immediately. Any salary and any other amounts that may be due Executive from Bank at the time of his death whether pursuant to benefits plans or otherwise shall be paid to the executor or administrator of his estate.

                           (b)      The Bank may terminate this Agreement upon
Executive's "Total Disability." As used in this Agreement, "Total Disability" means any physical or mental disorder that renders Executive incapable of performing his normal duties and services under this Agreement for a period of one hundred twenty (120) days in any consecutive twelve (12) month period, as determined by a licensed physician selected by mutual agreement of the Bank and the Executive or the Executive's legal representative. If this Agreement is terminated as a result of the Executive's "Total Disability," the Executive's compensation hereunder shall terminate and the Executive shall be paid in accordance with such long-term disability plans of the Bank as

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may be in effect. The Executive's compensation, title and status shall continue during any such period of disability until the date of termination except that the Bank may provide disability insurance to cover the Executive during any part of such disability period and the Bank's obligation for the Executive's compensation for any such period shall be reduced by the amount of any such insurance proceeds which the Executive receives.

                  4.2 For Cause. This Agreement may be terminated by the Board of Directors of the Bank for cause for any of the following reasons:

                           (a)      failure of Executive to follow reasonable
written instructions or policies of the Board of Directors of the Bank;

                           (b)      gross negligence or willful misconduct of
Executive materially damaging to the business of the Bank;

                           (c)      conviction of Executive of a crime
involving breach of trust, moral turpitude, theft or fraud;

                           (d)      the willful failure by the Executive to
perform substantially his duties other than any failure resulting from incapacity due to physical or mental illness;

                           (e) willful commission of (A) acts involving
dishonesty or fraud with respect to the Bank or (B) acts causing harm to the Bank;

                           (f)      a willful misrepresentation by the Executive
to the stockholders or the Board of Directors of the Bank which causes substantial injury to the Bank; or

                           (g)      a request by any state or federal authority
regulating the Bank that the Executive be removed from his office as President of the Bank.

For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank and the stockholders of the Company. The Bank shall notify the Executive in writing of the specific reasons for the termination for "Cause" and the Executive will be allowed thirty (30) days to reply in writing to the accusation before any termination for "Cause". If the Employee is terminated for "Cause," he shall receive only his salary and any other amounts due to him from the Bank (whether pursuant to benefit plans or otherwise) through the date of termination.

                  4.3 Without Cause. The Bank, may immediately terminate this Agreement at any time "without Cause" by giving the Executive written notice of the termination date. If this Agreement is terminated pursuant to this provision the Executive shall be paid severance compensation in an amount equal to (i) his annual "Base Salary" (as defined in Section 3.1) then in effect which shall be paid over a twelve (12)-month period in such installments and intervals as if the Executive had remained employed, and (ii) any other amounts owing to the Executive by the Bank under this Agreement at such termination date. If this Agreement is terminated

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"without cause," the Bank will continue all insurance benefits in effect at such termination for the Executive and his dependents with the Bank paying the same amount of premiums on behalf of the Executive and his dependents as when the Executive was employed for a period of twelve (12) months from the termination date or until such time as the Executive is employed by another employer (which shall exclude self-employment), whichever period of time is shorter. Anything in this Agreement to the contrary notwithstanding. upon a termination without cause pursuant to this paragraph 4.3, Executive's sole rights and remedies against the Bank arising out of any such termination of his employment hereunder are to receive the severance compensation and the other amounts and benefits as are explicitly set forth in this paragraph 4.3.

         5. CHANGE IN CONTROL OF THE BANK OR THE COMPANY. In the event of a "Change in Control" of the Bank during the Term of Employment, as defined herein, and if as a result of any such Change in Control Executive either (i) is terminated, during the Term of Employment (except "for cause" as defined in Section 4.2 above) from his employment hereunder and before he reaches age 65 or
(ii) has a "Chance in Duties or Salary" as defined below and resigns, during the Term of Employment, as a result of such change, then Executive shall be entitled to receive severance compensation in an amount equal to his Base Salary then in effect which shall be paid in a lump sum within 14 days following the date of termination or resignation.

         For purposes of this Section 5, "Change in Control" of the Bank or the Company shall mean:

                  (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting, in concert, with the exception of the Bank's or Company's Board of Directors or the Company's shareholders of 50% or more of the outstanding shares of common stock of the Bank or the Company;

                  (ii) the sale of all or substantially all of the assets of the Bank or the Company; or

                  (iii) the liquidation of the Bank or the Company.

         For purposes of this Agreement, "Change in Duties or Salary" of Executive shall mean any of: (i) a change in duties and responsibilities of Executive from those duties and responsibilities of Executive for the Bank in effect at the time a Change in Control occurs, which change results in the assignment of duties and responsibilities inferior to those duties and responsibilities of Bank at the time such Change in Control occurs; (ii) a reduction in rate of annual salary from such rate in effect at the time of Change in Control; or (iii) a change in the place of assignment of Bank from Duluth, Georgia, to any other city or geographical location that is located further than 25 miles from the principal office of the Bank in Duluth, Georgia.

         6.       NONCOMPETE AND NON-SOLICITATION COVENANTS
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                  6.1      Definitions. In this Agreement the following terms
shall have the meanings set forth below:

                           (a) Affiliate shall be used to indicate a
relationship to a specified person, firm, corporation, partnership, association or entity, and shall mean any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such person, firm, corporation, partnership, association or entity.

                           (b) Applicable Period shall mean twelve (12) months
following the effective date of the termination of this Agreement.

                           (c) Area shall mean the geographic area within 10
miles of the Bank's principal location in Duluth, Georgia.

                           (d) Competing Business shall mean a federally insured
financial institution.

                           (e) Proprietary  Information shall mean information
with respect to the Bank or its Affiliates which (i) derives economic value. actual or potential, from not being generally known to or readily ascertainable by any persons (outside the Bank or its Affiliates) who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts by the Bank or its Affiliates that are reasonable under the circumstances to maintain its secrecy or confidentiality. Assuming the foregoing criteria are met, Proprietary Information includes, but is not limited to, technical or nontechnical data related to compilations, programs, methods, techniques, processes, finances. actual or potential customers and suppliers, existing and future products, and employees of the Bank or its Affiliates, and all physical embodiments of the foregoing. Proprietary Information also includes information disclosed to the Bank or its Affiliates by a third party which the Bank or its Affiliates are obliged to treat as confidential.

                  6.2 Agreement Not to Compete. The Executive hereby agrees that during his employment by the Bank and for the Applicable Period thereafter, he will not (except on behalf of, or with the prior written consent of, the Bank) for a Competing Business located within the Area, either directly or indirectly, on his own behalf, or in the service or on behalf of others, as a principal, Partner, officer, director, manager, supervisor, administrator, consultant, employee or in any other capacity which involves the duties and responsibilities similar to those undertaken for the Bank as described in
Section 1, engage or participate in, or control or own (other than ownership of less than five percent (5%) of the outstanding voting securities of an entity whose voting securities are traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System), a beneficial interest in, any Competing Business.

                  6.3 Agreement Not to Solicit Customers. The Executive agrees that during his employment by the Bank for the Applicable Period thereafter, he will not, without the prior written consent of the Bank, either directly or directly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any

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Competing Business any customer or client or actively sought prospective customer or client of the Bank or any Affiliate located in the Area who was serviced by or under the supervision of the Executive in the course of his employment within the one (1) year period immediately prior to the termination of the Executive's employment with the Bank.

                  6.4 Agreement Not to Solicit Employees. The Executive agrees that during his employment by the Bank and for the Applicable Period thereafter, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, any person employed by the Bank or any of its Affiliates, whether or not such employee is a full-time, a part-time or a temporary employee and whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will.

         7.       OWNERSHIP AND PROTECTION OF PROPRIETARY INFORMATION

                  7.1 Confidentiality. All Proprietary Information and all physical embodiments thereof received or developed by the Executive while employed by the Bank are confidential to and are and will remain the sole and exclusive property of the Bank. Except to the extent necessary to perform the duties assigned to him by the Bank, the Executive will hold such Proprietary Information in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent any Proprietary Information disclosed to or developed by the Executive to lose its character or cease to qualify as Proprietary Information.

                  7.2 Return of Property. Upon request, the Bank, and in any event upon termination of the employment of the Executive with the Bank for any reason, the Executive will promptly deliver to the Bank all property belonging to the Bank, including, without limitation, all Proprietary Information (and all physical embodiments thereof) then in his custody, control or possession.

                  7.3 Termination. The Executive shall maintain and observe the obligations OF confidentiality contained in this Agreement with respect to Proprietary Information during the term of his employment with the Bank and at all times following the termination of such employment for any reason whatsoever.

         8. INJUNCTIVE RELIEF. The Executive agrees that the covenants and agreements contained in Sections 6 and 7 of this Agreement, and the subsections of these Sections, are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Bank and the business of the Bank; that the Bank is engaged in and throughout the Area in the business of the Bank; that irreparable loss and damage will be suffered by the Bank should the Executive breach any of such covenants and agreements; and that, in addition to other remedies available to it, the Bank shall be entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements.


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         9.       ENTIRE AGREEMENT. This Agreement constitutes the entire
agreement between the parties hereto regarding employment of Executive, and supersedes and replaces any prior agreement between the parties.

         10. ASSIGNMENT. Neither of the parties hereto may assign this Agreement without the prior written consent of the other party hereto.

         11. SEVERABILITY. Each section and subsection of this Agreement constitutes a separate and distinct understanding. covenant and provision hereof in the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         12. GOVERNING LAW . This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Georgia.

         13. RIGHTS OF THIRD PARTIES. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns. any rights or remedies under or by reason of this Agreement.

         14. AMENDMENT. This Agreement may not be amended orally but only by an instrument in writing duly executed by the parties hereto.

         15,      NOTICES. Any notice or other document or communication
permitted or required to be given to Executive pursuant to the terms hereof shall be deemed given if personally delivered to Executive or sent to him postage prepaid, by registered or certified mail, at 5717 Fairly Hall Court, Norcross, Georgia 30092, or at any such other address as Executive shall have notified the Bank in writing. Any notice or other document or other communication permitted or required to be given to the Bank pursuant to the terms hereof shall be deemed given if personally delivered or sent to the Bank, postage prepaid, by registered or certified mail, at 9570 Medlock Bridge Road, Duluth, Georgia 30096, or at such other address as the Bank shall have notified Executive in writing.

         16. WAIVER. The waiver by either party hereto of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement by the breaching party.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                         THE PEACHTREE BANK

         [BANK SEAL]

                                         By:   /s/
                                            -----------------------------------
                                             Chairman of the Board of Directors

Attest:


         /s/
-----------------------------------
Secretary

                                    EXECUTIVE



                                           By:  /s/ Monty G. Watson    (SEAL)
                                              -------------------------
                                                Monty G. Watson